EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 Amendment # 2 of our report dated February 27, 2004 except as to the first paragraph of Note 1 the date of which is as of May 4, 2004, relating to the financial statements of Chembio Diagnostic Systems, Inc. and subsidiary. We also consent to the references to us under the headings "Experts" in such Registration Statement.

Lazar Levine & Felix LLP
/s/ Lazar Levine & Felix LLP

September 20, 2004